MERGER AGREEMENT


                                  BY AND AMONG


                          SPECIALTY CARE NETWORK, INC.,

                           RIYAZ H. JINNAH, M.D., P.A.

                                       AND

                              RIYAZ H. JINNAH, M.D.


                              ______________, 1996
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                               TABLE OF CONTENTS
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      1.  Definitions........................................................ 1

      2.  Basic Transaction.................................................. 3
            (a)  The Merger.................................................. 3
            (b)  The Closing................................................. 3
            (c)  Actions at the Closing...................................... 3
            (d)  Effect of Merger............................................ 3

      3.  Representations and Warranties of JINNAH and the JINNAH
           Stockholder....................................................... 4
            (a)  Organization, Qualification, and Corporate Power............ 4
            (b)  Capitalization.............................................. 4
            (c)  Authorization of Transaction................................ 4
            (d)  Noncontravention............................................ 4
            (e)  Subsidiaries and Investments................................ 5
            (f)  Financial Statement......................................... 5
            (g)  Undisclosed Liabilities..................................... 5
            (h)  Brokers' Fees............................................... 5
            (i)  Material Contracts.......................................... 5
            (j)  Insurance; Malpractice...................................... 6
            (k)  No Changes Prior to Closing Date............................ 6
            (l)  Title; Condition............................................ 7
            (m)  Litigation.................................................. 7
            (n)  Permits and Licenses........................................ 7
            (o)  Tax Matters................................................. 7
            (p)  Employee Benefit Plans...................................... 7
            (q)  Third-Party Relations....................................... 8
            (r)  Compliance with Applicable Laws............................. 8
            (s)  Employee Compensation....................................... 9
            (t)  Environmental Matters....................................... 9
            (u)  Healthcare Compliance....................................... 9
            (v)  Fraud and Abuse............................................ 10
            (w)  Practice Compliance........................................ 10
            (x)  Rates and Reimbursement Policies........................... 10
            (y)  Accounts Receivable........................................ 10
            (z)  Guaranties................................................. 11
            (aa)  Powers of Attorney........................................ 11
            (bb)  Tangible Assets........................................... 11
            (cc)  SCN Share Ownership; Investment Intent.................... 11
            (dd)  Full Disclosure........................................... 12

      4.  Representations and Warranties of SCN............................. 12
            (a)  Organization............................................... 12
            (b)  Capitalization............................................. 12
            (c)  Authorization of Transaction............................... 12
            (d)  Noncontravention........................................... 12
            (e)  Brokers' Fees.............................................. 12
            (f)  Private Placement Memorandum............................... 13


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      5.  Covenants......................................................... 13
            (a)  General.................................................... 13
            (b)  Notices and Consents....................................... 13
            (c)  Regulatory Matters and Approvals........................... 13
            (d)  Operation of Business...................................... 13
            (e)  Full Access................................................ 14
            (f)  Notice of Developments..................................... 14
            (g)  Exclusivity................................................ 14
            (h)  Collection of Accounts Receivable.......................... 14
            (i)  Payment of Expenses........................................ 14
            (j)  Completion of Schedules.................................... 14
            (k)  Corporate Authorization.................................... 15
            (l)  Malpractice Insurance...................................... 15
            (m)  Distribution of Excluded Assets............................ 15
            (n)  Establishment of Accruals.................................. 15
            (o)  Satisfaction of Indebtedness............................... 15
            (p)  Accrued Vacation and Sick Time............................. 15

      6.  Conditions to Obligation to Close................................. 15
            (a)  Conditions to Obligation of SCN............................ 15
            (b)  Conditions to Obligation of JINNAH......................... 16

      7.  Items to be Delivered at or Prior to Closing...................... 17
            (a)  By the JINNAH Stockholder or JINNAH........................ 17
            (b)  By SCN..................................................... 17

      8.  Termination....................................................... 18
            (a)  Termination of Agreement................................... 18
            (b)  Effect of Termination...................................... 18

      9.  Indemnification................................................... 18
            (a)  Indemnification by the JINNAH Stockholder.................. 18
            (b)  Notice to the JINNAH Stockholder; Opportunity to Defend.... 18
            (c)  General Indemnification by SCN............................. 19
            (d)  Notice to SCN; Opportunity to Defend....................... 19
            (e)  Survival................................................... 19

      10.  Miscellaneous.................................................... 19
            (a)  No Third-Party Beneficiaries............................... 19
            (b)  Entire Agreement........................................... 19
            (c)  Succession and Assignment.................................. 19
            (d)  Counterparts............................................... 19
            (e)  Headings................................................... 19
            (f)  Notices.................................................... 19
            (g)  Governing Law.............................................. 20
            (h)  Amendments and Waivers..................................... 20
            (i)  Severability............................................... 20
            (j)  Expenses................................................... 20
            (k)  Construction............................................... 20


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            (l)  Incorporation of Exhibits and Schedules.................... 21

      EXHIBIT 5(m) - Excluded Assets..................................... (5)-1

      EXHIBIT 7(a)(vi) - JINNAH Opinion Letter...................... 7(a)(vi)-1

      EXHIBIT 7(b)(iii) - SCN Opinion Letter....................... 7(b)(iii)-1

      EXHIBIT 7(a)(iv) - Service Agreement.......................... 7(a)(iv)-1




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                               MERGER AGREEMENT


      THIS MERGER AGREEMENT ("Agreement") is entered into this the ____ day of ___________, 1996, by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), RIYAZ H. JINNAH, M.D., P.A., a Maryland corporation ("JINNAH") and RIYAZ H. JINNAH, M.D. (the "JINNAH Stockholder"). SCN, JINNAH and the JINNAH Stockholder are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:

      WHEREAS, JINNAH is a Maryland corporation which owns the assets which are used by and/or result from the JINNAH Stockholder's practice of medicine;

      WHEREAS, the JINNAH Stockholder is a medical doctor practicing medicine in the State of Maryland;

      WHEREAS, this Agreement contemplates a tax-free merger of JINNAH with and into SCN in a reorganization pursuant to Code Section 368(a)(1)(A);

      WHEREAS, the JINNAH Stockholder will receive capital stock in SCN in exchange for his capital stock in JINNAH;

      WHEREAS, the Parties anticipate that the Merger contemplated by this Agreement will further certain of their business objectives; and

      WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is agreed as follows:

      1.  Definitions.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Closing Date" has the meaning set forth in Section 2(b) below.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

      "Delaware Articles of Merger" shall have the meaning set forth in Section 2(c) below.

      "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.
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      "Effective Time" has the meaning set forth in Section 2(d)(i) below.

      "Environmental Laws" means all federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to pollution, control of chemicals, storage and handling of petroleum products, management of waste (including biohazardous or biomedical waste), discharges of materials into the environment, health, safety, natural resources, and the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Hazardous Materials" has the meaning set forth in Section 3(t) below.

      "IRS" means the Internal Revenue Service.

      "JINNAH" has the meaning set forth in the preface above.

      "JINNAH Share" means any share of the issued and outstanding Common Stock, of JINNAH as of the date of this Agreement.

      "JINNAH Stockholder" means Riyaz H. Jinnah, M.D.

      "Knowledge" means actual knowledge after reasonable investigation.

      "Maryland Articles of Merger" shall have the meaning set forth in Section 2(c) below.

      "Maryland Business Corporation Act" means the Business Corporation Act of the State of Maryland, as amended.

      "Merger" has the meaning set forth in Section 2(a) below.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Practice Assets" has the meaning set forth in Section 3(l) below.

      "Private Placement Memorandum" means the confidential private placement memorandum of SCN dated November 27, 1996, relating to the offering of the SCN Shares under the Securities Act.

      "SCN Share" means any share of the Common Stock, $.001 par value per share, of SCN.

      "SCN" has the meaning set forth in the preface above.

      "Securities Act" means the Securities Act of 1933, as amended.


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      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Surviving Corporation" has the meaning set forth in Section 2(a) below.

      2.  Basic Transaction.

      (a) The Merger. On and subject to the terms and conditions of this Agreement, JINNAH will merge with and into SCN (the "Merger") at the Effective Time. SCN shall be the corporation surviving the Merger (the "Surviving Corporation").

      (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker, Donelson, Bearman & Caldwell commencing at 9:00 A.M. local time on the second business day following the day on which the last of the conditions set forth in Article VI have been fulfilled or waived or at such other date or such other place as the Parties may mutually determine (the "Closing Date").

      (c) Actions at the Closing. At the Closing, (i) JINNAH will deliver to SCN the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) SCN will deliver to JINNAH the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) SCN and JINNAH will file with the Secretary of State of the State of Delaware both Articles of Merger and a Plan of Merger in the form required by SCN's legal counsel (the "Delaware Articles of Merger"), and (iv) SCN and JINNAH will file with the State Department of Assessments and Taxation of the State of Maryland both Articles of Merger and a Plan of Merger in the form required by SCN's legal counsel (the "Maryland Articles of Merger").

      (d)  Effect of Merger.

            (i) General. The Merger shall become effective at the time (the "Effective Time") SCN and JINNAH file the Delaware Articles of Merger with the Secretary of State of the State of Delaware and file the Maryland Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Maryland Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SCN or JINNAH in order to carry out and effectuate the transactions contemplated by this Agreement.

            (ii) Certificate of Incorporation. The Certificate of Incorporation of SCN in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

            (iii) Bylaws. The Bylaws of SCN in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.


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            (iv) Directors and Officers. The directors and officers of SCN in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

            (v) Conversion of JINNAH Shares. At and as of the Effective Time, all of the issued and outstanding JINNAH Shares shall be converted into the right to receive a total of 97,333 SCN Shares (the ratio of 97,333 SCN Shares divided by the total number of JINNAH Shares outstanding is referred to herein as the "Conversion Ratio"). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of JINNAH Shares or SCN Shares outstanding. For all purposes, each SCN Share is agreed to have a value of $9.00 per share.

            (vi) SCN Shares. Each SCN Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

      3. Representations and Warranties of JINNAH and the JINNAH Stockholder. JINNAH and the JINNAH Stockholder, jointly and severally represent and warrant to SCN that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3 and will be completed pursuant to Section 5(j).

      (a) Organization, Qualification, and Corporate Power. JINNAH is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland. JINNAH is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by JINNAH makes such qualification necessary. JINNAH has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      (b) Capitalization. The entire authorized capital stock of JINNAH is set forth on Section 3(b) of the Disclosure Schedule. All of the issued and outstanding JINNAH Shares have been duly authorized and are validly issued, fully paid, and nonassessable. The JINNAH Stockholder is the sole stockholder of JINNAH. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require JINNAH to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to JINNAH.

      (c) Authorization of Transaction. JINNAH has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of JINNAH, enforceable in accordance with its terms and conditions.

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which JINNAH is subject or any provision of the charter or bylaws of JINNAH or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which JINNAH is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). JINNAH is not required to give any notice to, make any filing with, or obtain any authorization,


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consent, or approval of any government or governmental agency in order for the
Parties to consummate the transactions contemplated by this Agreement.

      (e) Subsidiaries and Investments. JINNAH does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, limited liability company, trust, joint venture, or other entity.

      (f) Financial Statement. JINNAH has furnished SCN with unaudited balance sheets dated December 31, 1994 and 1995, and unaudited income statements for the twelve (12) month periods ending December 31, 1995, 1994 and 1993. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of JINNAH and fairly present the results of operations for the periods noted therein. The balance sheets of JINNAH delivered by JINNAH to SCN fairly present the financial condition of JINNAH at the date thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of JINNAH, fixed or contingent, as of the date thereof.

      (g) Undisclosed Liabilities. JINNAH has no uninsured liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 1995 and (ii) liabilities which have arisen after December 31, 1995 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (h) Brokers' Fees. JINNAH does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (i) Material Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other material agreements to which JINNAH is a party:

            (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person;

            (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property or for the furnishing or receipt of services;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which JINNAH has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation pursuant to which it has imposed a Security Interest in respect of any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition;

            (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of JINNAH's current or former directors, officers, and employees;

            (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;



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            (viii) any agreement pursuant to which JINNAH has advanced or loaned any amount to any of its directors, officers, and employees;

            (ix) any agreement pursuant to which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of JINNAH; or

            (x) any other agreement (or group of related agreements) outside the ordinary course of JINNAH's business or operations the performance of which involves consideration in excess of $15,000.

JINNAH has delivered or given SCN access to a correct and complete copy of each written agreement listed in Section 3(i) of the Disclosure Schedule (as amended through the Closing Date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(i) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section 3(i) of the Disclosure Schedule, no notice of this Agreement or consent of any third party is required in order to execute and deliver this Agreement or to consummate the transaction contemplated hereby, and, after assignment to SCN at Closing, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) to JINNAH's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (j) Insurance; Malpractice. Section 3(j) of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Section 3(j) of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of the JINNAH Stockholder, JINNAH and JINNAH's professional employees and all predecessor policies in effect since February 1, 1990. Except as set forth on Section 3(j) of the Disclosure Schedule
(a) neither JINNAH, the JINNAH Stockholder, nor its professional employees have, in the last seven (7) years, filed a written application for any insurance coverage relating to JINNAH's business or property which has been denied by an insurance agency or carrier and (b) JINNAH, JINNAH's professional employees and the JINNAH Stockholder have been continuously insured for professional malpractice claims during the same period. Section 3(j) of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by JINNAH, JINNAH's professional employees or the JINNAH Stockholder during the three (3) year period immediately preceding the date hereof, including workers compensation, general liability, environmental liability and professional malpractice liability claims. None of JINNAH, JINNAH's professional employees nor the JINNAH Stockholder is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

      (k) No Changes Prior to Closing Date. During the period from December 31, 1995 through the date hereof, JINNAH has not (i) incurred any liability or obligation of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), except in the Ordinary Course of Business, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to JINNAH, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the Ordinary Course of Business, (v) canceled or waived any claims or rights of substantial value, (vi) made any change in any method of accounting,
(vii) otherwise conducted its business or entered into any transaction, except in the


                                    - 6 -
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usual and ordinary manner and in the Ordinary Course of Business, (viii) agreed, whether or not in writing, to do any of the foregoing, or (ix) disposed of its assets other than in the Ordinary Course of Business.

      (l) Title; Condition. Section 3(l) of the Disclosure Schedule contains a complete, true and correct list of those assets which are material to the business or operations of JINNAH (the "Practice Assets"). JINNAH has good and marketable title to, or leasehold interests in, all of the Practice Assets. Except as disclosed on Section 3(l) of the Disclosure Schedule, none of the Practice Assets is subject to a contract or other agreement of sale or subject to security interests, mortgages, encumbrances, liens (including income, personal property and other tax liens) or charges of any kind or character. Upon completion of the merger, JINNAH shall own or lease the Practice Assets free and clear of all liens and encumbrances, except as disclosed in Section 3(l) of the Disclosure Schedule.

      (m) Litigation. Except as set forth in Section 3(m) of the Disclosure Schedule, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or, to the Knowledge of JINNAH, threatened against, or affecting JINNAH or any of the Practice Assets, or any physician or other health care professional engaged or employed by JINNAH, and to the best of JINNAH and the JINNAH Stockholder's Knowledge there is no basis for any of the foregoing. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could result in any material adverse change in the operations, results of operations, or future prospects of the business assets to be operated by SCN after the Closing.

      (n) Permits and Licenses. JINNAH and all physicians and other health care professionals engaged or employed by JINNAH have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of JINNAH's business; and are not in violation of any of said permitting or licensing requirements.

      (o) Tax Matters. Except as set forth in Section 3(o) of the Disclosure Schedule, JINNAH has filed or caused to be filed all federal, state and local tax returns which are required to have been filed by JINNAH, including all income, excise, franchise, and payroll tax returns, and JINNAH has paid for all taxes through the Effective Time of the Merger and has otherwise complied with all federal, state, local and other tax laws applicable to it.

      (p) Employee Benefit Plans.

            (i) List of Plans. Section 3(p) of the Disclosure Schedule contains an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by JINNAH (including all employers (whether or not incorporated) which by reason of common control are treated together with JINNAH and/or the JINNAH Stockholder as a single employer within the meaning of Section 414 of the Code) since September 2, 1974.

            (ii) Status of Plans. JINNAH has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. JINNAH has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of JINNAH or ceased operations at any facility or withdrawn


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

      from any such Plan in a manner which could subject it to liability under
      Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of JINNAH to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the JINNAH by the PBGC. JINNAH has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability of JINNAH.

            (iii) Contributions. Full payment has been made of all amounts which JINNAH is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which JINNAH is a party, to have paid as contributions thereto as of the last day of the most recent plan year of such Employee Benefit Plan ended prior to the date hereof. JINNAH has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

            (iv) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and, to the Knowledge of JINNAH, nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

            (v) Transactions. JINNAH has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any material claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

            (vi) Other Plans. JINNAH presently does not maintain any employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Section 3(p) of the Disclosure Schedule.

            (vii) Documents. JINNAH has delivered or caused to be delivered to SCN true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) the most recently filed Form 5500 for each Employee Benefit Plan required to file such form.

      (q) Third-Party Relations. JINNAH has not received any notice that any material patient, supplier, employee or associated physician intends to cease doing business with JINNAH.

      (r) Compliance with Applicable Laws. Except as set forth in Section 3(r) of the Disclosure Schedule, to JINNAH's Knowledge, JINNAH has operated in compliance with all federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). No item disclosed in Section 3(r) of the Disclosure Schedule has a material effect on the operations of JINNAH. To JINNAH's Knowledge, neither JINNAH nor any physician associated with or employed by JINNAH has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. ss. 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse nor has any fraud or abuse been alleged within the last five (5) years by any government agency.

      (s) Employee Compensation. JINNAH has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all physician employees are entitled through the Closing Date, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation, and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of certain of JINNAH's physician employees.

      (t) Environmental Matters.

            (i) Except as set forth in Section 3(t) of the Disclosure Schedule, JINNAH is in material compliance with all applicable Environmental Laws.

            (ii) JINNAH has not authorized or conducted nor does JINNAH have Knowledge of the disposal or release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, biohazardous or biomedical material, or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively "Hazardous Materials"), on, in, under or affecting any property owned or leased by JINNAH.

            (iii) JINNAH has, and is in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Section 3(t) of the Disclosure Schedule lists all such licenses, permits, registrations and government authorizations required by any Environmental Law.

            (iv) Except as disclosed in Section 3(t) of the Disclosure Schedule, JINNAH has not received any written or oral notice from any governmental agency or entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (a) alleges a violation of any Environmental Law(s) by JINNAH or, with respect to the Practice Assets or any property owned or leased by JINNAH (b) alleges that JINNAH is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any analogous state law, (c) has resulted or could result in the attachment of an environmental lien on any of the Practice Assets or property owned or leased by JINNAH, or (d) alleges that JINNAH is liable for any contamination of the environment, contamination of any property owned or leased by JINNAH, damage to natural resources, property damage, or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

      (u) Healthcare Compliance. Except as disclosed in Section 3(u) of the Disclosure Schedule, JINNAH is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements if any, discussed in Section 3(i) of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. JINNAH is in compliance in all material respects with the requirements of all such third-party payors applicable thereto.

JINNAH, its Stockholder, and its physician employees do not have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

      (v) Fraud and Abuse. To JINNAH's Knowledge, JINNAH, the JINNAH Stockholder and persons and entities providing professional services for JINNAH have not engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

      (w) Practice Compliance. JINNAH is duly licensed as a medical practice and is lawfully operated in accordance with the requirements of all Applicable Laws and has all necessary authorizations for the use and operation of a medical practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to JINNAH issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party payor, and after reasonable and independent inquiry and due diligence and investigation, JINNAH has neither received notice nor has any Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

      (x) Rates and Reimbursement Policies. The jurisdiction in which JINNAH is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by JINNAH. JINNAH does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. JINNAH has no Knowledge of any Applicable Law which affects rates or reimbursement procedures which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which JINNAH is located, which could have a material adverse effect on JINNAH or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at JINNAH or require JINNAH to obtain any necessary authorization which JINNAH does not currently possess.

      (y) Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of JINNAH, as being due to JINNAH, as at the Closing Date have arisen in the Ordinary Course of Business; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material adverse change since December 31, 1995 in the amount of accounts receivable or other debts due JINNAH, the allowances with respect thereto, or accounts payable of JINNAH from that reflected in the Balance Sheet previously delivered by JINNAH to SCN.

      (z) Guaranties. JINNAH is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

      (aa) Powers of Attorney. There are no outstanding powers of attorney executed by JINNAH, except as may be contained in financing documents or security agreements listed in Section 3(i) of the Disclosure Schedule.

      (bb) Tangible Assets. JINNAH owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. To JINNAH's knowledge, each tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear).

      (cc) SCN Share Ownership; Investment Intent.

            (i) Neither JINNAH nor the JINNAH Stockholder owns, beneficially or otherwise, any SCN Shares.

            (ii) The SCN Shares issuable in the Merger are being acquired by the JINNAH Stockholder for investment and not with a view to the distribution thereof, and the JINNAH Stockholder acknowledges and understands that the certificate(s) representing such SCN Shares will bear a legend in substantially the following form:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

            THE COMPANY WILL FURNISH THE HOLDER HEREOF INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS AND THE VARIATIONS AND RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES OF STOCK ISSUED BY THE COMPANY (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES) UPON REQUEST IN WRITING AND WITHOUT CHARGE.

            (iii) The JINNAH Stockholder represents and warrants as follows:

                  (A) The JINNAH Stockholder is an "accredited investor" as
            defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  (B) The JINNAH Stockholder has received and reviewed the SCN
            Private Placement Memorandum which contains certain information regarding SCN and its business. The JINNAH Stockholder confirms that SCN has made available to him or to his representatives the opportunity to ask questions of SCN's officers and directors and to acquire such information about the SCN Shares and the business and financial condition of SCN as the JINNAH Stockholder has requested, which additional information has been received.

                  (C) In deciding to acquire the SCN Shares pursuant to this
            Agreement, the JINNAH Stockholder has consulted with his legal, financial, and tax advisers with respect to the Merger and the nature of the investment together with additional information concerning SCN set forth in the SCN Private Placement Memorandum and any additional information provided under subsection (B) above.

                  (D) The JINNAH Stockholder has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in SCN. The JINNAH Stockholder, either alone or with his representatives, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in SCN.

      (dd) Full Disclosure. No representation or warranty made by JINNAH in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      4. Representations and Warranties of SCN. SCN represents and warrants to JINNAH that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

      (a) Organization. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b) Capitalization. As of the date of this Agreement, the entire authorized capital stock of the SCN consists of 50,000,000 SCN Shares, of which 11,045,015 SCN Shares are issued and outstanding and zero SCN Shares are held in treasury and 2,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. All of the SCN Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

      (c) Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to issue the SCN Shares and otherwise to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject, or may become subject as a result of the transaction contemplated by this Agreement, or any provision of the charter or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject. Other than state and federal filings required by the Securities Act and similar state statutes, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (e) Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

      (f) Private Placement Memorandum. The Private Placement Memorandum does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

      5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      (a) General. Each of the Parties will use its and his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below) to be satisfied by him or it. This paragraph shall not be construed to obligate any of its parties to waive any condition precedent to his or its obligations to perform hereunder.

      (b) Notices and Consents. JINNAH will give any notices to third parties, and will use its best efforts to obtain any third party consents, that SCN reasonably may request in connection with the matters referred to in Section 3(i) above.

      (c) Regulatory Matters and Approvals. Each of the parties to this Agreement will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

            (i) General Corporation Law. SCN will call a special meeting of its Board of Directors (the "Special SCN Meeting") as soon as practicable in order that the Board of Directors may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

            (ii) Tax Reporting. The Merger shall constitute a reorganization under Code Section 368(a)(1)(A). Each of the parties agrees to report this transaction for income tax purposes in accordance with the foregoing.

      (d) Operation of Business. From the date of this Agreement through the Closing Date, JINNAH will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

            (i) JINNAH will not authorize or effect any change in its charter or bylaws;

            (ii) JINNAH will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

            (iii) except as required by this Agreement, JINNAH will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business without the consent of SCN, which consent shall not be unreasonably withheld;

            (iv) JINNAH will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (v) JINNAH will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

            (vi) JINNAH will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (vii) JINNAH will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

            (viii) JINNAH will not commit to any of the foregoing.

      (e) Full Access. Upon three (3) days prior notice, JINNAH will permit representatives of SCN to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to JINNAH during normal business hours. SCN will treat and hold as such any confidential information it receives from JINNAH in the course of the reviews contemplated by this Section 5(e), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to JINNAH all tangible embodiments (and all copies) thereof which are in its possession.

      (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. Until the earlier of (i) March 31, 1997, or (ii) the Effective Time, JINNAH will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of JINNAH (including any acquisition structured as a merger, consolidation, or share exchange). JINNAH shall notify SCN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (h) Collection of Accounts Receivable. The JINNAH Stockholder agrees to cooperate with SCN in the collection of accounts receivable owned by JINNAH as of the Effective Time acquired pursuant to this Agreement. SCN, at its option, shall have the right to require the collection of said accounts receivable through a lockbox or bank account sweep arrangement. In connection therewith, the JINNAH Stockholder agrees to execute the necessary documents and follow the necessary procedures as described in the Service Agreement between the parties which is attached hereto as Exhibit 7(a)(iv) to accommodate the collection of the accounts receivable in such manner.

      (i) Payment of Expenses. On or before the Effective Time, JINNAH shall have paid or discharged any and all liabilities or charges for costs or fees owed as a result of the transaction contemplated by this Agreement.

      (j) Completion of Schedules. The parties hereto acknowledge that this Agreement is being executed and delivered before the Disclosure Schedule has been completed and attached hereto. SCN therefore agrees that JINNAH and the JINNAH Stockholder may complete the Disclosure Schedule and that said Disclosure Schedule may be attached hereto after the execution and delivery of this Agreement; provided, however, that the Disclosure Schedule shall be in form, substance and content acceptable to SCN in its sole discretion and shall be completed and delivered to SCN by JINNAH and the JINNAH Stockholder on or prior to December 31, 1996. SCN shall have the right to terminate this Agreement at any time on or prior to March 31, 1997, in its sole discretion, based upon its review of the Disclosure Schedule furnished by JINNAH and the JINNAH Stockholder and the documents, events, facts or other circumstances referred to therein. In the event that this Agreement is terminated pursuant to this Section 5(j), neither party shall be obligated to the other, except as set forth in Section 8(b).

      (k) Corporate Authorization. By execution of this Agreement, the JINNAH Stockholder agrees to vote his JINNAH Shares in favor of the Merger and to complete all other acts necessary to Close under this Agreement.

      (l) Malpractice Insurance. On or before the Effective Time, all physicians and employees of JINNAH must be covered by medical malpractice insurance and, if required by SCN, medical malpractice tail insurance to cover prior occurrences shall be procured by JINNAH; provided, however, JINNAH shall only be required to pay the first $10,000 of any premium for such tail policy.

      (m) Distribution of Excluded Assets. Prior to the Effective Time, JINNAH shall have distributed to the JINNAH Stockholder all of the assets listed on
Exhibit 5(m), which constitute the entirety of the assets owned by JINNAH not being acquired by SCN (the "Excluded Assets"). Additionally, with respect to Employee Benefit Plans, on or before the Effective Time all Plans shall be transferred to a new entity controlled by the JINNAH Stockholder, and the instrument of transfer shall provide that the new entity assumes all of the liabilities of the Plans, including, but not limited to any current or future funding liabilities.

      (n) Establishment of Accruals. Prior to the Effective Time, JINNAH shall have paid all taxes owed with respect to the taxable periods or portion thereof ended as of the Effective Time of the Merger contemplated herein.

      (o) Satisfaction of Indebtedness. Prior to the Effective time, JINNAH shall have caused the payoff of all liabilities owed to third parties and all indebtedness owed to banks or other financial institutions or lenders or shall have caused the assumption thereof by a new entity organized by the JINNAH Stockholder. In the event such indebtedness is not paid off prior to the Effective Time, the number of SCN shares described in Section 2 shall be reduced by an amount equal to the principal amount of such debt divided by $9.00. In such case, SCN shall be responsible for either assuming or paying off such debt. JINNAH shall not be required to pay off accounts payable of JINNAH, not more than thirty (30) days old, and arising in the Ordinary Course of Business, capital leases or purchase money obligations secured by assets of JINNAH.

      (p) Accrued Vacation and Sick Time. On or before the Closing Date, JINNAH will satisfy and discharge any and all liabilities to any employee of JINNAH for accrued vacation time in excess of one week and accrued sick time in excess of one week.

      6.  Conditions to Obligation to Close.

      (a) Conditions to Obligation of SCN. The obligation of SCN to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) JINNAH shall have procured all of the third party consents specified in Section 5(b) above;

            (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (iii) JINNAH shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially affect adversely the right of the Surviving Corporation to own the former assets or to operate the former business of the JINNAH;

            (v) SCN shall have received the resignations, effective as of the Closing, of each director and officer of JINNAH other than those whom SCN shall have specified in writing at least five (5) business days prior to the Closing;

            (vi) all actions to be taken by JINNAH in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to SCN;

            (vii) the issuance of the SCN Shares to JINNAH or the JINNAH Stockholder will not violate federal securities laws or the securities laws of any state of the United States;

            (viii) SCN and JINNAH shall have all licenses and permits necessary to operate their respective businesses;

            (ix) JINNAH and the JINNAH Stockholder shall have taken all steps necessary to enable the merger of JINNAH with and into SCN, including, if necessary, the conversion of JINNAH from a Maryland Professional Association to a Maryland Business Corporation;

            (x) SCN shall have completed and be satisfied with the results of its due diligence review; and

            (xi) SCN's Board of Directors shall have approved the Merger in their sole and absolute discretion.

SCN may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of JINNAH. The obligation of JINNAH to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) this Agreement and the Merger shall have received the approval of the SCN Board of Directors;

            (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (iii) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
      (C) materially affect adversely the right of the Surviving Corporation to own the former assets of JINNAH.

JINNAH may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

      7.  Items to be Delivered at or Prior to Closing.

      (a) By the JINNAH Stockholder or JINNAH. The JINNAH Stockholder or JINNAH, as applicable, shall execute and deliver to JINNAH, prior to or at the Closing:

            (i) Certified resolutions of JINNAH authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

            (ii) The Maryland Articles of Merger which shall be in the form required by SCN's legal counsel;

            (iii) Stock Certificates representing ownership of all shares of JINNAH, duly endorsed to SCN;

            (iv) A Service Agreement in substantially the form attached hereto as Exhibit 7(a)(iv);

            (v) A Certificate fully executed by the JINNAH Stockholder and the President of JINNAH stating as of the Closing Date, all representations and warranties are true, all covenants and agreements contained in the Agreement to be performed by JINNAH and the JINNAH Stockholder have been performed or complied with and all conditions to Closing have been complied with;

            (vi) An opinion from JINNAH's counsel in substantially the form attached hereto as Exhibit 7(a)(vi);

            (vii) A Specialty Care Network, Inc. Stockholder's Agreement; and

            (viii) Such other instruments as may be reasonably requested by SCN in order to effect to or carry out the intent of this Agreement.

      (b) By SCN. SCN shall deliver to JINNAH at or prior to the Closing:

            (i) Stock Certificates representing the SCN Shares being issued to each of the JINNAH Stockholder pursuant to Section 2(d)(v);

            (ii) The Delaware Articles of Merger in the form required by SCN's legal counsel;

            (iii) An opinion from SCN's counsel in substantially the form attached hereto as Exhibit 7(b)(iii);

            (iv) A Certificate, duly executed by the President of SCN, stating as of the Closing Date, all representations and warranties of SCN are true, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with and all conditions to Closing have been satisfied;

            (v) A Specialty Care Network, Inc. Stockholder's Agreement;

            (vi) A Service Agreement in the form attached hereto as Exhibit 7(a)(iv); and

            (vii) Such other instruments as may be reasonably requested by the JINNAH Stockholder in order to effect to or carry out the intent of this Agreement.

      8.  Termination.

      (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (ii) SCN may terminate this Agreement by giving written notice to JINNAH at any time prior to the Effective Time (A) in the event JINNAH has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SCN has notified JINNAH of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before March 31, 1996 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from SCN breaching any representation, warranty, or covenant contained in this Agreement) or (C) in accordance with Section 5(j); or

            (iii) JINNAH may terminate this Agreement by giving written notice to SCN at any time prior to the Effective Time (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, JINNAH has notified SCN of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 1997 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from JINNAH breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other Party (except for any liability of any Party then in breach).

      9.  Indemnification.

      (a) Indemnification by the JINNAH Stockholder. The JINNAH Stockholder agrees to and shall defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of JINNAH or the JINNAH Stockholder set forth in this Agreement. The JINNAH Stockholder shall not be liable to SCN for any claims against the JINNAH Stockholder under this Section 9(a) unless and until the aggregate of all claims against the JINNAH Stockholder exceeds the sum of $25,000.00, whereupon SCN shall be entitled to recover the full amount of all claims, including the initial $25,000.00. Notwithstanding the foregoing provisions, the obligations of the JINNAH Stockholder to indemnify SCN shall not exceed the value of the portion of the SCN Shares delivered to the JINNAH Stockholder at the Closing.

      (b) Notice to the JINNAH Stockholder; Opportunity to Defend. SCN agrees to give prompt notice to the JINNAH Stockholder of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 9(a). The JINNAH Stockholder may participate in and at his election, or at the request of SCN, assume the defense of any such suit, action or proceeding at the JINNAH Stockholder's expense. The JINNAH Stockholder shall not be liable under Section 9(a) for any settlement effected without his consent of any claim, litigation or proceeding in respect of which indemnity may be sought under Section 9(a) which consent shall not be unreasonably withheld.

      (c) General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless the JINNAH Stockholder, his heirs and assigns against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from the breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement. SCN shall not be liable to the JINNAH Stockholder for any claims against JINNAH under this Section 9(c) unless and until the aggregate of all claims against JINNAH exceeds the sum of $25,000.00, whereupon the JINNAH Stockholder shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

      (d) Notice to SCN; Opportunity to Defend. The JINNAH Stockholder agrees to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under
Section 9(c). SCN may participate in and at its election, or at the request of the JINNAH Stockholder, assume the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under Section 9(c) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

      (e) Survival. The representations and warranties of the JINNAH Stockholder, JINNAH and SCN contained in this Agreement and the indemnifications contained herein shall survive the Closing. No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made after two (2) years following the Closing Date. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date shall continue to be subject to the indemnification under this Agreement until finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

      10.  Miscellaneous.

      (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to JINNAH:                   Copy to:
      Riyaz H. Jinnah, M.D.               Gary Hyman
      724 Maiden Choice Lane              Denick & Hyman, P.A.
      Suite 204                           10 E. Baltimore St.
      Baltimore, Maryland  21228          Suite 1600
                                          Baltimore, MD 21202

      If to SCN:                          Copy to:

      Kerry R. Hicks, President           David T. Popwell, Esq.
      Specialty Care Network, Inc.        Baker, Donelson, Bearman & Caldwell
      44 Union Boulevard, Suite 600       165 Madison Ave, Suite 2100
      Lakewood, Colorado 80228            Memphis, Tennessee 38103
      Facsimile:  (303) 716-1298          Facsimile: (901) 577-2303


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (h) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the Maryland General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (j) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                   * * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          SPECIALTY CARE NETWORK, INC.

                                          By:__________________________________
                                          Title:_______________________________


                                          RIYAZ H. JINNAH, M.D., P.A.

                                          By:__________________________________
                                          Title:_______________________________



                                          _____________________________________
                                          RIYAZ H. JINNAH, M.D., Stockholder

                                 EXHIBIT 5(m)

                                Excluded Assets


"Excluded Assets" shall mean (i) employment or noncompete agreements between JINNAH, the JINNAH Stockholder, and those licensed medical individuals under contract with JINNAH to provide professional services to patients of JINNAH and claims arising thereunder; (ii) all patient medical records and patient lists;
(iii) all insurance policies of JINNAH and claims arising thereunder and all prepaid expenses on malpractice insurance premiums; (iv) the inventories, cash and Accounts Receivable disposed of, cancelled, expended or collected, as the case may be, by JINNAH after the date hereof and prior to the Closing in the Ordinary Course of Business and consistent with past practice; (v) personal property of individual physicians which is not included on the financial statements of JINNAH; (vi) JINNAH's Employee Benefit Plans and all liabilities related thereto; (vii) JINNAH's cash (other than any cash reserved for the payment of any accrued liabilities) on hand as of the Closing Date, (viii) JINNAH's third party provider agreements; and (ix) all drugs owned by JINNAH.


                                   (5) - 1

                               EXHIBIT 7(a)(vi)

                             JINNAH Opinion Letter

                                 See Attached.


                                  7(a)(vi)-1

                               EXHIBIT 7(b)(iii)

                              SCN Opinion Letter


                                 See Attached.



                                 7(b)(iii)-1

                               EXHIBIT 7(a)(iv)

                               Service Agreement



                                  7(a)(iv)-1